Eversource Energy

Investor Call

November 2, 2016

EVERSOURCE ENERGY

Safe Harbor

All per share amounts in this presentation are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in Eversource Energy's assets and liabilities as a whole. EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to controlling interests of each business by the weighted average diluted Eversource parent common shares outstanding for the period. Management uses this non-GAAP financial measure to evaluate earnings results, provide details of earnings results by business, and more fully compare and explain our third quarter and nine months 2016. Management believes that this measurement is useful to investors to evaluate the actual and projected financial performance and contribution of Eversource Energy's businesses. Non-GAAP financial measures should not be considered as alternatives to Eversource consolidated net income attributable to controlling interests or EPS determined in accordance with GAAP as indicators of Eversource Energy's operating performance.

This presentation includes statements concerning Eversource Energy's expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, readers can identify these forward-looking statements through the use of words or phrases such as "estimate, "expect," "anticipate," "intend," "plan," "project," "believe," "forecast," "should," "could" and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, cyber breaches, acts of war or terrorism, or grid disturbances; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; changes in business conditions, which could include disruptive technology related to Eversource's current or future business model; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; fluctuations in weather patterns; changes in laws, regulations or regulatory policy; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make Eversource's access to necessary capital more difficult or costly; developments in legal or public policy doctrines; technological developments; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors. Other risk factors are detailed in Eversource's reports filed with the Securities and Exchange Commission (SEC) and updated as necessary, and are available on the SEC's website at www.sec.gov. All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy's actual results. You should not place undue reliance on the forward-looking statements; each speaks only as of the date on which such statement is made, and Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

Agenda



Phil Lembo
EVP, CFO & Treasurer

- Q3 and YTD 2016 Results
- Transmission Projects Update
- Regulatory and Legislative Update



Lee Olivier
EVP Enterprise Strategy & Business Development

- Northern Pass
- Access Northeast

Phil Lembo

Executive Vice President, Chief Financial Officer and Treasurer

EVERSOURCE ENERGY

Third Quarter and Nine Months Results

	Q3 2016	Q3 2015	Change	Nine Months 2016	Nine Months 2015	Change
Electric Transmission	$0.28	$0.24	$0.04	$0.84	$0.70	$0.14
Electric Distribution	$0.53	$0.53	$0.00	$1.20	$1.32	($0.12)
Natural Gas Distribution	($0.02)	($0.01)	($0.01)	$0.16	$0.18	($0.02)
Parent & Other	$0.04	($0.02)	$0.06	$0.04	($0.01)	$0.05
Reported EPS (GAAP)	$0.83	$0.74	$0.09	$2.24	$2.19	$0.05

Progress on Major Transmission Reliability Projects

Greater Hartford Central Connecticut (GHCC)

- First seven of 27 projects now in service
- Eight projects under construction, eight in siting with approvals expected by Q1 2017 and four in pre-siting
- Projected completion: 2018
- Total projected investment: $350 million
- Investment through September 30: $93 million

Merrimack Valley Reliability Project (MVRP)

- Joint project with National Grid related to Greater Boston
- Overhead 345-kV, 24.5 mile transmission line between Londonderry, NH and Tewksbury, MA
- Received Siting Council (NHSEC) Approval October 2016
- Projected completion: 2017
- Total projected ES investment: $37 million
- Investment through September 30: $9 million



Greater Boston Reliability Solutions

- 27 projects including seven new transmission lines, new substations and substation expansion projects
- 3 projects have been placed in service
- 5 projects under construction, 6 projects in MADPU Siting process, expect 2017 approval
- Projected completion: 2019
- Total projected investment: $565 million
- Investment through September 30: $91 million

Seacoast Reliability Project

- New 13-mile project between Portsmouth and Madbury
- Expected Siting Council (NHSEC) Approval June 2017
- Projected completion: 2018
- Total projected investment: $77 million
- Investment through September 30: $11 million

Key Elements of New Massachusetts Energy Legislation – H 4568 – An Act to Promote Energy Diversity

- Signed by Governor Baker on 8/8/16
- Authorizes long-term contracting for 1,600 MW of off-shore wind
  - First solicitation for at least 400 MW commencing on or before 6/30/17 with full obligation completed by 6/30/27
- Authorizes long-term contracting for 9,450 Gwh of annual clean energy generation, including large-scale hydropower
  - First solicitation commencing on or before 4/1/17 with full obligation completed by 12/31/22
- Authorizes remuneration of up to 2.75 percent allowed for distribution companies to compensate for financial obligation of long-term contracts
- All contracts require DPU approval



Recent State Regulatory Developments

Massachusetts Solar Filing

- 62 MW proposal filed with DPU 5/30/16
  - 35 MW for NSTAR Electric
  - 27 MW for WMECO
- Consistent with 2016 MA solar legislation
- Estimated cost of $180 million - $200 million
- Hearings 11/3/16-11/4/16; decision due by 12/31/16
- Facilities must be complete by 12/31/17

New Hampshire Generation Divestiture

- Settlement approved by NHPUC on 7/1/16
- J.P. Morgan hired by NHPUC as auction adviser
- PSNH to recover generation investment through sale of plants, securitization
- Conditions for sale of plants include honoring collective bargaining agreements, property tax stabilization payments, and keeping plants in service for at least 18 months after sale
- Process expected to be complete in the second half of 2017

Multiple Complaints Pending at FERC Regarding New England Transmission ROE

FERC ROE COMPLAINTS

- First complaint decided in 2014; resulted in base ROE of 10.57% and project cap of 11.74%
  - Appeal pending in DC Circuit Court—Oral arguments 12/6/16
- ALJ's recommended decision issued in March 2016 on two subsequent complaints:
  - Second complaint: Base ROE = 9.59%; Cap = 10.42%
  - Third complaint: Base ROE = 10.90%; Cap = 12.19%
  - Commission order expected in late 2016 or early 2017
- Fourth complaint filed in April 2016—accepted by FERC in September and settlement judge assigned

Lee Olivier

EVP Enterprise Energy Strategy & Business Development

EVERSOURCE ENERGY

Transmission – Northern Pass Update

- 1,090 MW of clean energy
- $1.6 billion HVDC line, terminal and AC facilities
- Approximately 192 miles of new transmission using HVDC technology with AC/DC converters in Quebec and NH
- DOE draft Environmental Impact Statement issued 7/21/15
- Revised route announced 8/18/15. Underground section increased from 8 miles to 60 miles
- Application filed with New Hampshire siting regulators on 10/19/15.
    - NHSEC accepted application as complete on 12/18/15
    - NHSEC voted on 5/19/16 to issue a decision no later than 9/30/17
    - NHSEC technical sessions largely completed on 10/28/16
- 100-MW PPA between Hydro-Quebec and PSNH filed with NHPUC on 6/28/16
- Expected to provide significant benefits to the region:
    1. Billions of dollars in total energy and capacity value through reduced wholesale market prices
    2. Annual reduction of approximately 3 million tons of CO_2
    3. Economic value through jobs and new tax base
    4. Reduces growing dependence on natural gas generation


Des Cantons
Quebec
Vermont
New Hampshire
Maine
Montpelier
Concord
Deerfield
Des Cantons to NH
Underground Northern Pass Route
Overhead Northern Pass Route
Substation
Converter Terminal
Length of Line in Quebec: 75 kilometers
Length of Line in NH: 192 miles

EVERSOURCE ENERGY

Northern Pass Timeline

July 21, 2015
Department of Energy (DOE) issued Draft Environmental Impact Statement (EIS)

October 19, 2015
Northern Pass filed application with New Hampshire Site Evaluation Committee (NHSEC)

December 18, 2015
NHSEC accepted application

State review process began

September 30, 2017
NHSEC-approved deadline for issuing decision

Late 2017/ Early 2018
DOE permit expected

Construction to begin

Late 2019
Expected in-service date

Access Northeast - Designed to Provide a Long-Term Solution to Challenge of New England Natural Gas Supply


Maritimes & Northeast
AGT and M&N systems directly connect to 60% of ISO-NE's gas-fired generators
New gas-fired generators totaling ~2,570 MW attaching to Algonquin by 2019
Market area LNG peak shaving
PORTLAND
BOSTON
Algonquin Gas Transmission
NEW YORK
Texas Eastern

Project Scope:

- Joint development with Eversource (40%), Spectra Energy (40%) and National Grid (20%)
- ~$3 billion (100%); 900 MMcf/d, initial in-service 2019
- Will provide fuel for 5,000 MW of electric generation

Unique Project Attributes:

- Serving New England electric power market
- Connected to over 60% of gas-fired generation
- Primarily brownfield with minimal environmental impact
- Built to handle peak power loads

Most New England States Addressing Natural Gas Capacity Issues

Electric Distribution Co. (EDC) Purchase of Natural Gas Pipeline Capacity

CT	Public Act 15-107 enacted 6/22/15. DEEP canceled natural gas capacity RFP on 10/25/16, stating, "DEEP will monitor conditions in the ISO New England market and relevant proceedings of other New England states to determine if conditions warrant reissuance. The process for reissuance of an RFP… could be initiated at any time."
MA	Order of 10/2/15 found the DPU had authority to approve EDC natural gas supply contracts. DPU ruling vacated by Massachusetts Supreme Judicial Court on 8/17/16. Request to withdraw proposed EDC contracts from DPU review approved on 10/7/16.
NH	Staff report released 9/15/15 concluded PUC may approve EDC natural gas supply contracts. NHPUC issued an order 1/19/16 accepting staff report, said it will conduct a two-part review process as EDCs submit natural gas capacity contracts. PSNH filed Access Northeast contract on 2/18/16. NHPUC concluded on 10/6/16 that it did not have authority under current law to approve such contracts.
ME	PUC launched RFP in late 2014 and Access Northeast participated (2014-00071). On 7/19/16, PUC voted 2-1 to move forward with a contract with Access Northeast, assuming EDCs from other New England states (except Vermont) also participate. Written decision issued in September.
RI	2014 Energy Security Act allows RI EDCs to pursue contracts. National Grid issued an RFP with bids received 11/13/15. National Grid filed contract with Access Northeast on 6/30/16 (Docket 4627). 90-day stay in the docket approved in late September.
VT	Supportive of additional natural gas infrastructure. Level of support and participation to be determined.

New England's Natural Gas Transmission Capacity Dilemma Today

- New England natural gas (and power) market prices are highest in the country
- Marcellus area prices low as low cost production looks for outlets but pipeline projects lack funding or are delayed, trapping gas just west of New England
- Pipeline capacity from the west (via NY, PA, Ontario) = 3 Bcf/day, mostly contracted to LDCs
- New England LDC load on cold winter day: More than 4 billion Bcf/day and growing
- Off-shore production in Eastern Canada: Down more than 50% from peak and declining


Algonquin Gas Transmission Pipeline
Tennessee Gas Pipeline
Iroquois Gas Transmission System/
TransCanada Pipeline
Portland Natural Gas Transmission System/
Gazoduc Trans Québec & Maritimes Pipeline
Maritimes and Northeast (M&N Pipeline)
LNG Import Facilities
Marcellus Shale Region
Map Source: ISO New England

Generators are precariously left to rely upon any secondary/interruptible capacity (if available) or more likely on imported LNG or dwindling Canadian offshore supplies to serve their needs - creating price/reliability issues

That Dilemma Intensifies as 2,000–3,000 MW of Non-Gas Generation Retire by Mid-2019 and is Replaced Primarily by Gas Generation


New England Gas-Fired Power Plant Capacity
Gas Primary (Dual Fuel)
Gas Only
20,000
15,000
10,000
5,000
-
Existing Winter Capacity (MW)
Winter Capacity - Including Additions thru 2020 (MW)
Capacity with Firm Mainline Pipeline Capacity to West (MW)

ISO-NE's Tale of Two Seasons



- Midcontinent ISO
  $28.78/MWh
  $2.80/MMBtu
  (at Chicago City Gate)
- ISO New England
  $26.86/MWh
  $2/MMBtu
  (at Algonquin City Gate)



- Midcontinent ISO
  $29.31/MWh
  $3.74/MMBtu
  (at Chicago City Gate)
- ISO New England
  $76.64/MWh
  $10.70/MMBtu
  (at Algonquin City Gate)

Source: ISO-NE, Jan 2016 State of the Grid Report